UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RELATIVITY HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	n.a.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Relativity Holdings Inc.
c/o Relativity Acquisition Corp.
3753 Howard Hughes Pkwy, Suite 200
Las Vegas, NV 89169

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, $0.00001 par value per share	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290120.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

A description of the ordinary shares and warrants to be registered hereunder is contained in the section entitled “Description of Pubco Securities” included in Relativity Holding Inc.’s (the “Registrant”) Registration Statement on Form F-4 (Registration No. 333-290120) initially filed with the Securities and Exchange Commission on September 9, 2025, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 23, 2026	RELATIVITY HOLDINGS INC.

By:	/s/ Tomoki Nagan
Name:	Tomoki Nagano
Title:	Chief Executive Officer